UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2019

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	New York Stock Exchange
5.75% Notes due 2023	NMFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Goldman Sachs Facility

On December 10, 2019, New Mountain Finance Corporation (the “Company”) entered into Amendment No. 6 (the “Sixth Amendment”), amending the Company’s existing senior secured revolving credit facility dated June 4, 2014 provided by Goldman Sachs Bank USA as the Administrative Agent and Issuing Bank and Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and Stifel Bank & Trust as Lenders (the “NMFC Credit Facility”).  The Sixth Amendment, among other things, (i) increases the total commitments under the NMFC Credit Facility by $50.0 million to $188.5 million by the addition of MUFG Union Bank, N.A. as a Lender and (ii) incorporates language and definitions which allow for the replacement of the LIBO Rate upon the occurrence of certain events.

The description above is only a summary of the material provisions of the Sixth Amendment to the NMFC Credit Facility and is qualified in its entirety by reference to the copy of the Sixth Amendment which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

DB Facility

On December 12, 2019, the Company entered into Amendment No. 5 to the Loan Financing and Servicing Agreement (the “Fifth Amendment”), which amended the Loan Financing and Servicing Agreement, dated as of December 14, 2018, as amended from time to time (together with the exhibits and schedules thereto, the “DB Credit Facility”), by and among the Company, as the equityholder and the servicer, New Mountain Finance DB, L.L.C., as the borrower, Deutsche Bank AG, New York Branch (“DBNY”), as the facility agent, U.S. Bank National Association, as the collateral agent and collateral custodian, and DBNY as agent and lender, and each of the other agents and lenders from time to time party thereto.

Pursuant to the Fifth Amendment, among other things, (i) Citizens Bank, N.A. upsized its commitment under the DB Credit Facility, such that the aggregate commitments under, and maximum facility amount of, the DB Credit Facility increased from $255.0 million to $280.0 million, and (ii) certain other customary modifications were made to the DB Credit Facility, as set forth in the Appendix to the Fifth Amendment.

The DB Credit Facility continues to have a revolving period ending on December 14, 2021, and will still mature on December 14, 2023.

The description above is only a summary of the material provisions of the Fifth Amendment to the DB Credit Facility and is qualified in its entirety by reference to the copy of the Fifth Amendment which is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.

10.1	Form of Amendment No. 6, dated December 10, 2019, to the Senior Secured Revolving Credit Agreement dated June 4, 2014, by and among New Mountain Finance Corporation, as Borrower, and Goldman Sachs Bank USA, as Administrative Agent and Issuing Bank.

10.2	Form of Amendment No. 5 to Loan Financing and Servicing Agreement, dated as of December 12, 2019, by and among New Mountain Finance Corporation, as the equityholder, New Mountain Finance DB, L.L.C., as the borrower, U.S. Bank National Association, as the collateral Agent and collateral custodian, and Deutsche Bank AG, New York Branch, as the facility agent, an agent and a lender, and the other agents and lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: December 16, 2019	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary